                                                                    EXHIBIT 99.2
INDEPENDENT AUDITORS' REPORT



The Board of Directors
HomeTown Buffet, Inc.:

We have audited the accompanying consolidated balance sheets of HomeTown Buffet, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HomeTown Buffet, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.




San Diego, California
KPMG Peat Marwick LLP
February 16, 1996,
except as to note 6
which is as of March 8, 1996.

                              HOMETOWN BUFFET, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                 Fiscal Year
                                                                 -----------
                     ASSETS                                  1995           1994
                                                         --------       --------

Current assets:
  Cash and cash equivalents. . . . . . . . . . . .       $  1,155      $      85
  Short-term investments . . . . . . . . . . . . .         27,828         11,051
  Receivables. . . . . . . . . . . . . . . . . . .          2,830          3,384
  Inventories. . . . . . . . . . . . . . . . . . .          1,094            672
  Prepaid expenses . . . . . . . . . . . . . . . .            865            317
  Pre-opening costs. . . . . . . . . . . . . . . .          1,784          1,787
                                                         --------       --------
    Total current assets . . . . . . . . . . . . .         35,556         17,296
Property and equipment, net. . . . . . . . . . . .        107,946         65,426
Other assets . . . . . . . . . . . . . . . . . . .          2,355            878
                                                         --------       --------
                                                         $145,857       $ 83,600
                                                         --------       --------
                                                         --------       --------

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable, trade. . . . . . . . . . . . . . .   $ 12,357       $  9,267
  Accrued expenses . . . . . . . . . . . . . . . . . .      5,453          5,289
  Deferred income taxes. . . . . . . . . . . . . . . .        542            611
  Current portion of capital leases. . . . . . . . . .      2,012            196
  Short-term debt. . . . . . . . . . . . . . . . . . .      2,000          1,036
                                                         --------       --------
    Total current liabilities. . . . . . . . . . . . .     22,364         16,399

Deferred income taxes. . . . . . . . . . . . . . . . .      1,530            234
Long-term portion of capital leases. . . . . . . . . .      7,143            593
Other liabilities. . . . . . . . . . . . . . . . . . .      1,102            828
Long-term debt . . . . . . . . . . . . . . . . . . . .     41,500             --
Redeemable preferred stock, $.01 par value.
  Authorized 5,000,000; no shares issued and
  outstanding. . . . . . . . . . . . . . . . . . . . .         --             --
Stockholders' equity:
  Common stock, $.01 par value.  Authorized
    20,000,000 shares; 11,581,779 shares and
    11,524,064 shares issued and outstanding at the
    of end of fiscal 1995 and 1994, respectively . . .        116            115

  Additional paid-in capital . . . . . . . . . . . . .     62,065         61,955
  Retained earnings. . . . . . . . . . . . . . . . . .     10,037          3,476
                                                         --------       --------
    Total stockholders' equity . . . . . . . . . . . .     72,218         65,546
                                                         --------       --------
Commitment and contingencies

                                                         $145,857       $ 83,600
                                                         --------       --------
                                                         --------       --------


See accompanying notes to consolidated financial statements.

                              HOMETOWN BUFFET, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                           For the fiscal years ended
                 (In thousands, except share and per share data)

                                                                  1995           1994           1993
                                                            ----------     ----------     ----------
Revenues:
  Net restaurant sales . . . . . . . . . . . . . . . .     $   151,517    $    74,715    $    34,684
  Franchise income, net (primarily related party). . .             882            906            420
                                                           -----------    -----------    -----------
    Total revenues . . . . . . . . . . . . . . . . . .         152,399         75,621         35,104
                                                           -----------    -----------    -----------
Cost and expenses:
  Cost of restaurant sales . . . . . . . . . . . . . .          54,512         27,010         12,721
  Restaurant operating expenses:
    Labor. . . . . . . . . . . . . . . . . . . . . . .          43,332         22,001         10,168
    Occupancy and other. . . . . . . . . . . . . . . .          23,001         11,383          5,379

  General and administrative expenses. . . . . . . . .          10,259          6,669          2,714
  Depreciation and amortization. . . . . . . . . . . .           9,898          3,989          1,910
                                                           -----------    -----------    -----------
    Total costs and expenses . . . . . . . . . . . . .         141,002         71,052         32,892
                                                           -----------    -----------    -----------
    Income from operations . . . . . . . . . . . . . .          11,397          4,569          2,212
Interest expense . . . . . . . . . . . . . . . . . . .          (1,291)          (126)         (153)
Interest income. . . . . . . . . . . . . . . . . . . .             441            869            216
Other income, net. . . . . . . . . . . . . . . . . . .              64             86             34
                                                           -----------    -----------    -----------
    Net income before income taxes and minority
      interest . . . . . . . . . . . . . . . . . . . .          10,611          5,398          2,309
Income taxes . . . . . . . . . . . . . . . . . . . . .           4,050          1,754            369
                                                           -----------    -----------    -----------
    Net income before minority interest. . . . . . . .           6,561          3,644          1,940
Minority interest. . . . . . . . . . . . . . . . . . .              --             --             (1)
                                                           -----------    -----------    -----------
    Net income . . . . . . . . . . . . . . . . . . . .     $     6,561    $     3,644    $     1,939
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------
Net income per common and common
  equivalent shares. . . . . . . . . . . . . . . . . .     $      0.55    $      0.31    $      0.21
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------
Weighted average common and common
  equivalent shares. . . . . . . . . . . . . . . . . .      11,958,554     11,722,087      5,225,322


See accompanying notes to consolidated financial statements.

                              HOMETOWN BUFFET, INC.
                                AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                           For the fiscal years ended
                             (Dollars in thousands)

                                                                                                             Total
                                                                                            Retained     stockholders'
                                                    Common Stock        Additional paid-in  earnings        equity
                                               Shares           Amount        capital       (deficit)      (deficit)
                                              ------------------------  ------------------  ---------    -------------
BALANCES, end of fiscal
1992 . . . . . . . . . . . . . . . . . .      2,734,515         $   18       $  1,421       $ (2,107)       $  (668)
Increase in aggregate
  redemption preference. . . . . . . . .             --             --           (861)            --           (861)
Stock options exercised. . . . . . . . .          6,150             --             11             --             11
Exercise of stock warrants . . . . . . .        150,000              1            299             --            300
Initial public offering, net of
  expense. . . . . . . . . . . . . . . .      3,450,000             23         31,546             --         31,569
Conversion of redeemable
  preferred stock into common. . . . . .      3,900,000             26         11,670             --         11,696
Net income . . . . . . . . . . . . . . .             --             --             --          1,939          1,939
Three-for-two stock split. . . . . . . .             --             34           (34)             --             --
                                             ----------          -----       --------       --------       --------
BALANCES, end of fiscal
  1993 . . . . . . . . . . . . . . . . .     10,240,665            102         44,052           (168)        43,986
Stock options exercised. . . . . . . . .        158,399              2            351             --            353
Sale of common stock . . . . . . . . . .      1,125,000             11         17,552             --         17,563
Net income . . . . . . . . . . . . . . .             --             --             --          3,644          3,644
                                             ----------          -----       --------       --------       --------
BALANCES, end of fiscal
  1994 . . . . . . . . . . . . . . . . .     11,524,064            115         61,955          3,476         65,546
Stock options exercised. . . . . . . . .         57,715              1            110             --            111
Net income . . . . . . . . . . . . . . .             --             --             --          6,561          6,561
                                             ----------          -----       --------       --------       --------
BALANCES, end of fiscal
  1995 . . . . . . . . . . . . . . . . .     11,581,779          $ 116       $ 62,065       $ 10,037       $ 72,218
                                             ----------          -----       --------       --------       --------
                                             ----------          -----       --------       --------       --------


See accompanying notes to consolidated financial statements.

                              HOMETOWN BUFFET, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           For the fiscal years ended
                                 (in thousands)

                                                                       1995           1994           1993
                                                                   --------       --------       --------
Cash flows from operating activities:
  Net income . . . . . . . . . . . . . . . . . . . . . . . .       $  6,561       $  3,644       $  1,939
  Adjustments to reconcile net income to cash
    provided by operating activities:
      Depreciation and amortization. . . . . . . . . . . . .          9,898          3,989          1,910
      Amortization of premium/discount in investments. . . .            135            332             69
      Minority interest. . . . . . . . . . . . . . . . . . .             --             --              1
      Changes in assets and liabilities:
        Receivables. . . . . . . . . . . . . . . . . . . . .            554         (2,453)           (82)
        Inventories. . . . . . . . . . . . . . . . . . . . .           (422)          (385)          (154)
        Prepaid expenses . . . . . . . . . . . . . . . . . .           (548)          (139)           (25)
        Pre-opening costs. . . . . . . . . . . . . . . . . .         (2,476)        (2,286)          (670)
        Other assets . . . . . . . . . . . . . . . . . . . .            (32)          (274)          (231)
        Accounts payable, trade. . . . . . . . . . . . . . .          3,090          5,260            936
        Accrued expenses . . . . . . . . . . . . . . . . . .            164          3,337            947
        Deferred income taxes. . . . . . . . . . . . . . . .          1,227            845             --
        Other liabilities. . . . . . . . . . . . . . . . . .            274            417            400
                                                                   --------       --------       --------
          Net cash provided by operating activities. . . . .         18,425         12,287          5,040
                                                                   --------       --------       --------
Cash flows from investing activities:
  Purchase of short-term investments . . . . . . . . . . . .       (123,468)       (35,889)       (22,514)
  Maturity of short-term investments . . . . . . . . . . . .        106,556         40,751          7,200
  Sale of equipment held for disposal. . . . . . . . . . . .             --             --             17
  Purchase of property and equipment . . . . . . . . . . . .        (39,818)       (47,249)       (12,166)
                                                                   --------       --------       --------
          Net cash used in investing activities. . . . . . .        (56,730)       (42,387)       (27,463)
                                                                   --------       --------       --------
Cash flows from financing activities:
  Sale of common stock . . . . . . . . . . . . . . . . . . .            111         17,916         31,880
  Debt offering expenses . . . . . . . . . . . . . . . . . .           (319)            --             --
  Proceeds from borrowings . . . . . . . . . . . . . . . . .         22,564          1,028             --
  Proceeds from long-term debt offering. . . . . . . . . . .         40,255             --             --
  Payments on borrowings . . . . . . . . . . . . . . . . . .        (21,600)            --           (562)
  Payments on borrowings from related party. . . . . . . . .             --             --           (500)
  Payments on capital leases . . . . . . . . . . . . . . . .         (1,636)          (189)          (122)
                                                                   --------       --------       --------
          Net cash provided by financing activities. . . . .         39,375         18,755         30,696
                                                                   --------       --------       --------
Increase (decrease) in cash and cash equivalents . . . . . .          1,070        (11,345)         8,273
Cash and cash equivalents at beginning of year . . . . . . .             85         11,430          3,157
                                                                   --------       --------       --------
Cash and cash equivalents at end of year . . . . . . . . . .       $  1,155       $     85       $ 11,430
                                                                   --------       --------       --------
                                                                   --------       --------       --------
Supplemental disclosure of cash flow information:
    Cash paid for:
      Interest . . . . . . . . . . . . . . . . . . . . . . .       $  1,173       $    127       $    153
                                                                   --------       --------       --------
                                                                   --------       --------       --------
      Income taxes . . . . . . . . . . . . . . . . . . . . .       $  2,499       $    335       $    238
                                                                   --------       --------       --------
                                                                   --------       --------       --------



     See accompanying notes to consolidated financial statements.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           FISCAL YEARS 1993, 1994 AND 1995

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS

    HomeTown Buffet, Inc. (the "Company") owns and operates a restaurant chain under the name HomeTown Buffet and one steakhouse restaurant, Roadhouse Grill. As of the end of fiscal 1995, the Company had 69 Company-owned Hometown Buffet restaurants in operation in California, Connecticut, Illinois, Kansas, Kentucky, New Jersey, Ohio, Oklahoma, Oregon, Rhode Island and Texas and 19 franchised restaurants.

    The Company's HomeTown Buffet restaurants feature a "scatter bar" buffet system with up to eight separate food islands, offering a wide variety of fresh "made in the kitchen" menu items. Roadhouse Grill is a dinnerhouse featuring a variety of steak dinners in a country western atmosphere.

     PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its 80% owned subsidiaries, HTB Ventures I, Inc. and HTB Ventures II, Inc. through the termination dates (see note 8). All significant inter-company balances and transactions have been eliminated in consolidation.

     FISCAL YEAR

    The Company's fiscal year ends on the Wednesday nearest December 31 and is comprised of 52 or 53 weeks divided into four periods of 16, 12, 12, and 12 or 13 weeks, respectively. Fiscal years in 1995, 1994 and 1993, were comprised of 53, 52, and 52 weeks, respectively; and ended on January 3, 1996, December 28, 1994, and December 29, 1993, respectively. For convenience the Company has indicated in these consolidated financial statements and notes to consolidated financial statements that its fiscal years ended December 31.

     CASH AND CASH EQUIVALENTS

    Cash equivalents consist of highly liquid investments purchased with an original maturity of three months or less.

     SHORT-TERM INVESTMENTS

    The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement
115), effective January 1, 1994. There was no material impact as a result of adopting Statement 115 in 1994 to the Company's consolidated financial position or results of operations.

    At December 31, 1995, short-term investments have been categorized as held-to-maturity and are, as a result, recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination at each balance sheet date.


     INVENTORIES

    Inventories consist principally of provisions for the restaurants and are stated at the lower of cost or market, determined by using the first-in, first-out method.

     PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost net of accumulated depreciation. Furniture, fixtures, and equipment under capital leases are stated at the lower of the present value of the minimum lease payments at the beginning of the lease term or the fair value of the leased assets at the inception of the lease. Construction in progress consists of costs incurred for assets not yet placed in service. Depreciation is calculated on the straight-line method over estimated useful lives ranging from three to 32 years for financial reporting purposes and statutory methods for income tax reporting purposes. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the term of the related lease, generally 15 to 20 years. Depreciation begins on construction in progress at the time the related assets are placed in service. Maintenance and repairs, including the replacement of minor items, are expensed as incurred.

     OTHER ASSETS

    Other assets consist primarily of deposits, organization costs, and debt offering cost. The organization costs are amortized on a straight-line basis over a 60-month period. The debt offering costs are being amortized over seven years using the effective interest method.

     FRANCHISE INCOME, NET

    Franchise royalties, which are based upon a percentage of sales, are recognized as revenue on the accrual basis. Initial franchise fees are included in franchise revenue when the franchised restaurant commences operations. Fees received pursuant to multiple unit development agreements that grant a franchisee the right to develop franchise restaurants in future periods in specified geographic areas are deferred and recognized as income on a pro rata basis as each franchise restaurant subject to the development agreement commences operations. Net franchise income represents franchise revenue less direct franchise expenses.

     PRE-OPENING COSTS

    Hiring, training, and other direct costs incurred in connection with opening each new restaurant are capitalized and amortized over the first 12 months of the restaurant's operations.

     INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     NET INCOME PER COMMON AND COMMON EQUIVALENT SHARES

    Net income per share is computed using the weighted average number of common and dilutive common equivalent shares assumed to be outstanding during the period. Common equivalent shares consist of options and warrants to purchase common stock. The options and warrants are anti-dilutive in those periods where net losses are reported and are, therefore, assumed to be common stock equivalents only in those periods where net income is reported. The redeemable preferred stock was anti-dilutive in all periods while outstanding.

    Redemption preferences associated with the redeemable preferred stock are deducted from net income or added to net loss in arriving at earnings or loss applicable to common stock. The redeemable preferred stock automatically converted to common stock simultaneously with the closing of the initial public offering of the Company's common stock on September 30, 1993. At that time accretion of the redemption preference ceased.

    Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, common and common equivalent shares that were issued or became issuable during the 12 months immediately preceding the initial public offering have been included in the calculation as if they were outstanding for all periods prior to the initial public offering (using the treasury stock method and the initial public offering price).

     FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents; short-term investments, receivables accounts payable trade; accrued expenses and short-term debt approximate fair value because of the short-term nature of such items. The carrying amounts of long-term debt approximate fair value because the rates are comparable to rates and maturities for similar debt instruments.

     USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

     RECLASSIFICATIONS

    Certain reclassifications have been made to the fiscal 1995, 1994 and 1993 consolidated financial statements to conform with the current presentation.


NOTE 2: RECEIVABLES

     Receivables consist of the following (in thousands):

                                              1995            1994
                                              ----            ----
Landlords                                   $1,184         $ 2,802
Franchisees and employees                      566              65
Other                                        1,080             517
                                           -------         -------
     Total receivables                     $ 2,830         $ 3,384
                                           -------         -------
                                           -------         -------

NOTE 3: PROPERTY AND EQUIPMENT

    Property and equipment consist of the following (in thousands):



                                                          1995           1994
                                                          ----           ----
Land                                                 $   5,526       $  4,035
Buildings and improvements                              29,029         16,372
Leasehold improvements                                  30,540         17,288
Furniture, fixtures, and equipment                      52,198         31,160
Construction in progress                                3,1991          1,817
                                                     ---------       --------
                                                       120,492         70,672
Less accumulated depreciation and amortization          12,546          5,246
                                                     ---------       --------
    Net property and equipment                       $ 107,946       $ 65,426
                                                     ---------       --------
                                                     ---------       --------

NOTE 4: SHORT-TERM INVESTMENTS

    At December 31, 1995, the Company had $27,828,000 in short-term investments, primarily commercial paper, classified as held-to-maturity securities. The estimated fair value of each investment approximates the amortized cost. All debt securities held at the end of fiscal 1995 contractually mature within one year.


NOTE 5: ACCRUED EXPENSES

    Accrued expenses consist of the following (in thousands):

                                                          1995           1994
                                                          ----           ----
Payroll and related taxes and fringes                  $ 2,359        $ 3,534
Other                                                    3,094          1,755
                                                       -------        -------
    Total accrued expenses                             $ 5,453        $ 5,289
                                                       -------        -------
                                                       -------        -------

NOTE 6: LINE OF CREDIT

    The Company has a two year $10,000,000 unsecured revolving line of credit with a bank. This line had expired at year-end, however, the Company renewed the line on March 8, 1996 and the amended credit line expires on April 30, 1998. Interest is payable monthly at the bank's reference rate (8.5% at the end of fiscal 1995). The Company paid a $18,000 commitment fee at the time of the renewal and pays a fee of 0.25% on the unused balance each quarter. An amount of $2,000,000 was outstanding against this line of credit at the end of fiscal 1955.

Note 7: LONG-TERM DEBT

    In 1995, the Company issued $41,500,000 of 7.0% Convertible Subordinated Debentures due on December 1, 2002. Interest is payable semi-annually on June 1 and December 1, commencing June 1, 1996. The debentures are convertible into shares of the Company's Common Stock at a conversion price of $13.65, subject to adjustment under certain conditions, commencing 60 days after issuance and continuing until maturity. The debentures are subordinated in right of payment to all existing and future senior indebtedness, as defined in trust indenture of the Company. The notes are redeemable in whole or in part, at the option of the Company, at any time on or after December 2, 1998.


NOTE 8: CORPORATE JOINT VENTURES

    In October 1993, the Company formed two joint ventures, HTB Ventures I,
Inc. ("HTB I") and HTB Ventures II, Inc. ("HTB II"). HTB I was formed to establish and operate HomeTown Buffet restaurants in states including, but not limited to, Illinois and Ohio. The total capital of HTB I included an $800,000 stock subscription receivable from the Company and a $200,000 promissory note from the private investor. The promissory note is secured by the investor's stock in HTB I and bears interest equal to the prime rate of United States National Bank of Oregon (8.5% at December 31, 1995) plus one half percent, not to exceed 10%. The interest rate is adjusted quarterly. Principal and interest are payable on the earlier of October 2003 or the date of the initial sale or transfer of any of the shares of HTB I by the investor.

    In October 1993, the Company also formed HTB II to establish and operate HomeTown Buffet restaurants in states including, but not limited to, Missouri, Kentucky, and Kansas. The total capital of HTB II included an $800,000 cash investment by the Company and a $200,000 promissory note from the private investor with the same terms as those described above.

    The Company has the option to purchase the remaining interests in HTB I and HTB II, exercisable within ninety days after the end of fiscal 1996 and after each subsequent fiscal year. Each outside private investor has the option to require the Company to purchase the remaining interests in HTB I or HTB II, as the case may be, exercisable within 90 days after the end of fiscal 1997 and after each subsequent fiscal year. The related stockholder agreements provide for the formula of determining the purchase prices.

    For financial reporting purposes the assets, liabilities, results of operations and cash flows of HTB I and HTB II are included in the Company's consolidated financial statements and the outside investors' interests are reflected as minority interest.

    HTB II was terminated in April 1995 and HTB I was terminated in February 1996. Under the termination agreement for HTB II, the Company acquired the minority interest in that joint venture and assumed 100% ownership of the two restaurants that were operated by that joint venture in consideration for the forgiveness of the principal and interest on the initial promissory note from the investor. The terms of the termination agreement for HTB I were substantially the same terms as for HTB II, except that in addition to the forgiveness of the principal and interest on the initial promissory note from the investor, the Company paid additional cash consideration of $950,000.


NOTE 9: REDEEMABLE PREFERRED STOCK

    The Company had 5,000,000 shares of preferred stock authorized at the end of fiscal 1995, 1994 and 1993. The stock has a par value of $.01. Previously outstanding shares were issued in redeemable Series A and B.

    During 1993, all Series A and Series B preferred stock converted to common stock in conjunction with the closing of the initial public offering of the Company's common stock and the accretion of aggregate redemption preferences then ceased.





NOTE 10: STOCKHOLDERS' EQUITY (DEFICIT)

     COMMON STOCK

    On March 30, 1994, the Company completed a secondary public offering of 1,125,000 shares of common stock at $16.75 per share. Net proceeds to the Company were $17,563,000 after underwriting discounts and offering expenses. On September 30, 1993, the Company completed an initial public offering of 3,450,000 shares of common stock at $10 per share (figures have been adjusted for stock split). Net proceeds to the Company were $31,569,000 after underwriting discounts and offering expenses.

     STOCK OPTION PLAN

    The Plan permits grants of incentive stock options and other compensation to employees, officers, directors and others (including consultants and nonemployee agents) who the Board of Directors believes have made or will make an important contribution to the Company or its subsidiaries, except that only employees are eligible to receive statutory incentive options. The Board of Directors has reserved 1,600,000 shares for issuance under the Plan. Such options may be granted from time-to-time at the discretion of the Board of Directors at option prices equal to the fair market value of the shares at the date of grant for incentive stock options. The option price may be less than fair market value for non-statutory stock options granted. The fair market value is determined by the Board of Directors on the date of grant. Options generally have a 10 year term and vest over a five year period.

A summary of stock option plan activity follows:


                                             Number of           Price range
                                             ---------           -----------
                                              Shares
                                              ------

Outstanding options, end of fiscal 1992      576,000       $ 1.67  -     $3.67
   Granted                                   288,450         3.34  -     18.51
   Exercised                                  (6,150)        1.67  -      3.34
   Canceled                                   (7,950)        1.67  -     18.51
                                           ---------
Outstanding options, end of fiscal 1993      850,350         1.67  -     18.51
   Granted                                   283,725        10.75  -     16.68
   Exercised                                (158,399)        1.67  -      6.00
   Canceled                                  (40,666)        3.34  -     18.51
                                           ---------
Outstanding options, end of fiscal 1994      935,010         1.67  -     18.51
   Granted                                   415,600        10.25  -     12.50
   Exercised                                 (57,715)        1.67  -      6.00
   Canceled                                  (61,850)        1.67  -     18.51
                                           ---------
Outstanding options, end of fiscal 1995    1,231,045         1.67  -     18.51
                                           ---------
                                           ---------

At the end of fiscal 1995, 326,880 of the options granted under the stock option plan were exercisable at prices ranging from $1.67 to $18.51.

   During fiscal years 1995, 1994 and 1993, 40,000 stock options at $11.25, 12,400 stock options at $13.25; and 3,750 stock options at $6.00; respectively, were granted outside the stock option plan. All options granted outside the plan were outstanding at the end of fiscal 1995, and 54,979 of these options were exercisable at prices ranging from of $6.00 to $13.25.

NOTE 11: INCOME TAXES

   As discussed in Note 1, the Company adopted the asset and liability method of accounting for income taxes, effective at the beginning of fiscal 1993. There was no cumulative effect of adopting this method on the Company's consolidated financial statements.

   Income taxes consist of the following (in thousands):


                                                       Fiscal Year
                                                1995        1994        1993
                                                ----        ----        ----
Current:
   Federal . . . . . . . . . . . . . . . .   $ 2,374     $   838        $289
   State . . . . . . . . . . . . . . . . .       449          71          80
                                             -------     -------        ----
        Total current. . . . . . . . . . .     2,823         909         369
                                             -------     -------        ----
Deferred:
   Federal . . . . . . . . . . . . . . . .       838         436          --
   State . . . . . . . . . . . . . . . . .       389         409          --
                                             -------     -------        ----
        Total deferred . . . . . . . . . .     1,227         845          --
                                             -------     -------        ----
Total    . . . . . . . . . . . . . . . . .   $ 4,050     $ 1,754        $369
                                             -------     -------        ----
                                             -------     -------        ----

Income tax rates differ from the amount computed by applying the federal statutory income tax rate to net income before taxes as follows (in percentages):

                                                       Fiscal Year
                                                1995        1994        1993
                                                ----        ----        ----
Tax computed at federal statutory rate . .      34.0%       34.0%       34.0%
State income taxes, net of
 federal effect. . . . . . . . . . . . . .       5.3         5.9         2.3
Alternative minimum tax. . . . . . . . . .       7.7        15.5        12.5
Tax benefit from net operating
 loss utilized . . . . . . . . . . . . . .      (7.6)      (29.5)      (40.0)
Other    . . . . . . . . . . . . . . . . .      (1.2)        6.6         7.2
                                               -----       -----       -----
   Effective tax rate. . . . . . . . . . .      38.2%       32.5%       16.0%
                                               -----       -----       -----
                                               -----       -----       -----

The deferred income taxes result from temporary differences in assets and liabilities for tax and financial reporting purposes and consists of (in thousands):


                                                       Fiscal Year
                                                1995        1994        1993
                                                ----        ----        ----
Accrued liabilities. . . . . . . . . . . .   $   (98)     $  (28)      $ (70)
Alternative minimum tax credits. . . . . .      (856)       (657)       (289)
Tax basis depreciation, amortization and
 operating lease expenses. . . . . . . . .     1,677       1,370         292
Pre-opening costs. . . . . . . . . . . . .       (37)        571          72
Net operating loss carryforward. . . . . .       532        (228)        640
Valuation allowance. . . . . . . . . . . .        --        (140)       (652)
Other    . . . . . . . . . . . . . . . . .         9         (43)          7
                                             -------      ------       -----
    Total. . . . . . . . . . . . . . . . .   $ 1,227      $  845       $  --
                                             -------      ------       -----
                                             -------      ------       -----

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's deferred tax asset and liability are as follows (in thousands):


                                                       Fiscal Year
                                                1995        1994        1993
                                                ----        ----        ----
Deferred tax liabilities:
 Tax basis depreciation, amortization
   and operating lease expenses. . . . . .   $ 3,435     $ 1,758      $  388
 Pre-opening costs . . . . . . . . . . . .       698         735         164
 Other . . . . . . . . . . . . . . . . . .        --          --          37
                                             -------     -------      ------
                                             -------     -------      ------
Total deferred tax liability . . . . . . .     4,133       2,493         589
                                             -------     -------      ------

Deferred tax assets:
  Accrued liabilities. . . . . . . . . . .       213         115          87
  Alternative minimum tax credits. . . . .     1,802         946         289
  Net operating loss carryforward. . . . .        46         578         350
  Valuation allowance. . . . . . . . . . .        --          --        (140)
  Other  . . . . . . . . . . . . . . . . .        --           9           3
                                             -------     -------      ------
Total deferred tax asset . . . . . . . . .     2,061       1,648         589
                                             -------     -------      ------
  Net deferred tax liability . . . . . . .   $ 2,072     $   845      $   --
                                             -------     -------      ------
                                             -------     -------      ------

  Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deferred tax assets. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

  The valuation allowance for deferred tax assets as of January 1, 1994 was $140,000. The net change in the total valuation allowance during fiscal 1994 was a decrease of $140,000.

  At the end of fiscal 1995, the Company had approximately $702,000 of tax basis net operating loss carry-forwards for Oregon state to offset against future income taxes. These carryforwards expire in 2007.


NOTE 12: SUMMARY OF NON-CASH FINANCING AND INVESTING ACTIVITIES

During fiscal 1995, the Company incurred capital lease obligations totaling $10,002,000 for furniture, fixtures and equipment. During fiscal 1993, the Company incurred capital lease obligations totaling $1,100,000 for furniture, fixtures and equipment.


NOTE 13: RELATED PARTY TRANSACTIONS

     The Company engaged in the following related party transactions during the three years ended at or as of the end of fiscal 1995:

  In November 1991, the Company entered into a franchise and exclusive area development agreement with a stockholder of the Company. Under the terms of the development agreement, this stockholder obtained the exclusive rights to develop and operate HomeTown Buffet restaurants as a franchisee in four states. During fiscal 1992, this agreement was amended to expand the number of states to eight. Under the terms of the agreement, the stockholder is required to open a minimum of 17 restaurants in the eight states over the first four years of the agreement to maintain its exclusivity to the territory.

  The Company has recorded $10,000 of deferred revenues as of the end of fiscal 1995, related to this agreement, which will be recognized with the next franchise opening. Approximately $624,000, $625,000, and $294,000 of net franchise income was recognized based on the sales performance of the franchised locations during fiscal years 1995, 1994 and 1993, respectively.

  In August 1993, the Company loaned $85,000 to the President and Chief Operating Officer. The loan was made pursuant to a promissory note that bears interest at a floating rate equal to the prevailing prime rate plus 1% per annum, requires monthly installment payments over five years beginning in August 1995 and is fully due and payable in August 2000. The loan is immediately due and payable if he ceases to be employed by the Company. In April 1995, the Company loaned an additional $25,000. This loan bears interest at the prevailing prime rate plus 1% per annum, requires monthly installment payments and is due and payable on the earlier of December 31, 1996 or upon his ceasing to be employed by the Company. Included in receivables at the end of 1995 is $122,000 related to these amounts and the related accrued interest.

  During 1995, the Company loaned $200,000 to one of its franchisees. The note provides for interest to be paid at 1% above the announced reference rate for US Bank of Oregon. In addition, the Company agreed to defer royalty payments commencing April 1995. This agreement and note expired on December 31, 1995 and the Company is currently negotiating an amended repayment schedule.


NOTE 14: COMMITMENTS AND CONTINGENCIES

      LEASE COMMITMENTS

     The Company conducts a major portion of its operations from leased restaurant facilities, all of which are classified as operating leases with various expiration dates through 2020. The Company also leases certain furniture, fixtures and equipment under capital lease agreements. Amortization of assets held under capital leases is included in depreciation expense.

Furniture, fixtures and equipment include the following capital lease amounts at the end of fiscal 1995 and 1994 (in thousands):

                                                       1995           1994
                                                       ----           ----
Furniture, fixtures and equipment                  $ 13,068        $ 1,100
Less accumulated amortization                        (2,298)          (286)
                                                   --------        -------
                                                   $ 10,770           $814
                                                   --------        -------
                                                   --------        -------

Future minimum lease payments under these leases for the next five fiscal years and thereafter, are as follows
(in thousands):

                                                   Capital        Operating
                                                   leases           leases
                                                  ---------      -----------
Fiscal year ending
1996. . . . . . . . . . . . . . . . . . . . . . .   $ 2,819       $   7,023
1997. . . . . . . . . . . . . . . . . . . . . . .     2,806           7,540
1998. . . . . . . . . . . . . . . . . . . . . . .     2,603           7,635
1999. . . . . . . . . . . . . . . . . . . . . . .     2,307           7,753
2000. . . . . . . . . . . . . . . . . . . . . . .       647           7,695
Thereafter. . . . . . . . . . . . . . . . . . . .        --          79,175
                                                    -------       ---------
   Total minimum lease payments . . . . . . . . .    11,182       $ 116,821
                                                                  ---------
                                                                  ---------

Less amount representing interest (at
  rates ranging from 6.38% to 11.8%). . . . . . .    (2,027)
                                                    -------
   Present value of net minimum
    capital lease . . . . . . . . . . . . . . . .     9,155
Less current portion of capital leases. . . . . .    (2,012)
                                                    -------
Long-term portion of capital leases . . . . . . .   $ 7,143
                                                    -------
                                                    -------

  Future minimum lease payments under operating leases include amounts for signed leases for restaurants not yet open as of the end of fiscal 1995.

  In addition, certain operating leases require additional rent based on a percentage of sales and may require additional payments for real estate taxes and common area maintenance on the properties. Many of these leases also contain renewal options.

Rent expense was as follows (in thousands):



                                                       Fiscal Year
                                                1995        1994        1993
                                                ----        ----        ----
Minimum rents. . . . . . . . . . . . . . .   $ 4,893     $ 2,465      $1,438
Percentage rents . . . . . . . . . . . . .       463         389         275
                                             -------     -------     -------
                                             $ 5,356     $ 2,854     $ 1,713
                                             -------     -------     -------
                                             -------     -------     -------


         CONTINGENCIES

        The Company is involved in various legal actions outstanding in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their outcomes will not have a material effect on the Company's consolidated financial position or results of operations.